UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 22, 2006

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS	000-26335	48-1017164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

8 West Peoria, Suite 200,
Paola, Kansas, 66071
(Address of principal executive offices) (Zip Code)

(913) 294-9667

Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Signature
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit-17.1 Letter from Resigning Director (Received by Registrant on April 24, 2006)*
Exhibit-17.2 Letter from Resigning Director (Received by Registrant on May 5, 2006)

*                    Filed with Registrant’s Current Report on Form 8-K filed on April 27, 2006.

Explanatory Note

Team Financial, Inc. (the “Company”) hereby amends its Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2006 (the “Original 8-K”), to (i) amend Item 5.02 and (ii) amend Item 9.01 to include the attached Exhibit 17.2 — Letter from Lloyd A. Byerhof, dated May 1, 2006, and received by the Company on May 5, 2006. This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) is being filed pursuant Section (a)(3) of Item 5.02.

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)(1), (a)(2) and (d).             As reported in the Original 8-K, in a letter dated Saturday, April 22, 2006 (the “Resignation Letter”), Lloyd A. Byerhof resigned from the Board of Directors (the “Board”) of the Company. Mr. Byerhof’s letter was received by the Company on Monday, April 24, 2006.

The Resignation Letter was attached to the Original 8-K as Exhibit 17.1, and in the body of the Original 8-K, the Company addressed and responded to Mr. Byerhof’s allegations in the Resignation Letter. The Original 8-K also discussed certain facts concerning Mr. Byerhof’s position as a director of the Company and the election, by the Board, of Mr. Byerhof’s successor, Gregory D. Sigman, including the committee assignments of each individual, all as required by Section (a)(1), (a)(2) and (d) of Item 5.02.

(a)(3).      As required by Section (a)(3)(i) of Item 5.02, on April 26, 2006, the Company, through its counsel, provided to Mr. Byerhof a copy of the Original 8-K and, pursuant to Section (a)(3)(ii), invited Mr. Byerhoff to provide a letter setting forth any disagreements he had with the statement made by the Company in the Original 8-K.

As provided by Section (a)(3)(ii), Mr. Byerhof sent the above-referenced letter (received by the Company on May 5, 2006 and attached as Exhibit 17.2 hereto), setting forth his disagreement with the statements of the Company concerning the hiring a a qualified chief accounting officer/controller (the “CAO”). The Registrant has requested confidential treatment for certain portions in the second and third paragraphs of the of this letter because they would disclose information (concerning the two employees as set forth in the letter) that the Company is obligated to keep confidential. The places in the letter where information has been omitted is indicated on the copy of the letter filed as Exhbit 17.2 hereto.

As discussed in the Original 8-K, the Company shares Mr. Byerhof’s concerns about the hiring of a qualified CAO. Because of the importance of this position, the Company has conducted a diligent search effort to fill this position during the periods of time that it has become vacant. Contrary to Mr. Byerhof’s concerns, the length of these periods has been consistent with the search and deliberation efforts made by management and the Board to locate qualified replacement candidates for the CAO position.

As discussed in the Original 8-K, the Company has taken additional steps during the times the CAO position has been vacant and when the CAO has been out on leave, including enhanced oversight by management, internal audit and the Company’s audit committee, to assure that financial statements issued during such times have been complete and accurate. At this time, the Company has viable candidates for the CAO position, and management expects the position to be filled in the near future.

The Company believes Mr. Byerhof’s concerns are simply disagreements with the business judgment duly and properly exercised by the Board and management in dealing with the issues regarding the CAO position.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of businesses acquired:

Not applicable.

(b)          Pro Forma financial information:

Not applicable.

(d)  Exhibits:

Exhibit No.	Description
17.1 #*	Letter, dated April 22, 2006, received April 24, 2006, from Lloyd A. Byerhof to Robert J. Weatherbie.
17.2 *	Letter, dated May 1, 2006, received May 5, 2006, from Lloyd A. Byerhof to Robert J. Weatherbie.

#                    Filed with Registrant’s Current Report on Form 8-K filed on April 27, 2006

*                    Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24(b)(2) under the Exchange Act. In accordance with Rule 24(b)(2), these confidential portions have been omitted from this exhibit and filed separately with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC

By:	/s/ Michael L. Gibson
Michael L. Gibson
President of Investments and Chief Financial Officer

Date: May 9, 2006